POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints Evan M. Turtz and Sara Walden Brown, and each of them severally, the undersigned's true and lawful attorneys and agents, with power to act with or without the other, to execute and file with the Securities and Exchange Commission, on behalf of the undersigned, a Form ID - Uniform Application for Access Codes to File on Edgar, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under
Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Trane Technologies
Public Limited Company, a company formed in Ireland, and any and all amendments to such forms, and any and all instruments or documents filed as a part of or in connection with such forms and amendments; and the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has subscribed these presents this 10th day of January, 2022.



                /s/ Mairead Magner
                Mairead Magner